EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1)(iii) promulgated pursuant to the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: March 22, 2017

ABU DHABI INVESTMENT AUTHORITY

/s/ Mohamed Rashid Mohamed Obaid Almeheiri By: Mohamed Rashid Mohamed Obaid Almeheiri Title: Authorised Signatory

PHR INVESTMENTS SARL

/s/ Frank Veenstra By: Frank Veenstra Title: Director